United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2009

Indiana Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2009, the Board of Directors of Indiana Community Bancorp, an Indiana corporation (the “Company”), amended the Company’s Amended and Restated Code of By-Laws (the “Bylaws”) to add a new Section 11 to Article IV to elect not to be governed by new Indiana Code §23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”).  The new IBCL provision, which became effective July 1, 2009, imposes mandatory staggered terms for the members of the board of directors of all public companies incorporated in Indiana unless, on or before July 31, 2009, the company adopts a bylaw expressly electing not to be governed by the provision. Even if a company elects to “opt out” of the mandatory IBCL staggered board requirement, the company may maintain or adopt a staggered board in compliance with the provisions of the company’s articles or bylaws. A company that does opt out on or before July 31, 2009, may subsequently rescind the election to opt out and cause the company to become subject to the mandatory staggered board requirement.

The Company currently maintains a staggered Board of Directors in compliance with its Bylaws and Articles of Incorporation.

The Bylaws, as amended, are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. Article IV, Section 11 contains the amendment.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Amended and Restated Code of By-Laws of Indiana Community Bancorp (As in Effect on July 28, 2009)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 28, 2009	Indiana Community Bancorp

	By:	/s/ Mark T. Gorski
Mark T. Gorski
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
3.1	Amended and Restated Code of By-Laws of Indiana Community Bancorp (As in Effect on July 28, 2009)	Attached